                                                                    EXHIBIT 10.3

                                    ADDENDUM

     Addendum to Lease dated January ___, 2001 by and between Belletower
Partners, L.L.C. (Landlord) and Pioneer Financial Services, Inc. (Tenant).

          1.   Environmental.

               A.   Definitions.

                    (i) "Hazardous Substance" shall mean (a) "hazardous waste"
               as defined by the Resource Conservation and Recovery Act of 1976,
               as amended; (b) "hazardous substance" as defined by the
               Comprehensive Environmental Response, Compensation and Liability
               Act of 1980, as amended; (c) "toxic substances" as defined by the
               Toxic Substances Control Act, as amended; (d) "hazardous
               materials" as defined by the Hazardous Materials Transportation
               Act, as amended; (e) any other substances regulated under
               applicable federal, state, or local laws, and the regulations adopted under these acts, as amended; (f) oil or other petroleum products; (g) any highly combustible substance; (h)
               polychlorinated biphenyls; (i) any other substance whose presence could reasonably be detrimental to the Building, the Premises or the Building Land, or which could be hazardous to health or the environment.

                    (ii) "Release" shall be defined as transport onto or across, storage, dumping, spilling, leaking, atmospheric injection, generation, use causing or permitting to escape, onto or from the
               Building, the Premises, or the Building Land, of any Hazardous
               Substance.

               B. Landlord's Representations and Obligations.

               Landlord has no knowledge of the presence of any Hazardous
          Substance currently on or the present Release of any Hazardous
          Substance onto or from, the Building, the Premises or the Building
          Land. Landlord further represents that no governmental entity is currently investigating or conducting remediation activities at the
          Building, nor has the Building been declared a "Superfund" site.
          Landlord, its agents or employees, shall not, either with or without negligence, Release any Hazardous Substance on or about the Building, the Premises or the Building Land.

               C. Tenant's Representations and Obligations

               Tenant, its agents, invitees, suppliers, contractors and
          employees, shall not, either with or without negligence, Release any
          Hazardous Substance on or about the Building, the Premises or the
          Building Land. Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence or Release of
          Hazardous Substances about the Building, the Premises or the Building
          Land.

               D. Liability.

               If any lender, purchaser or governmental agency shall ever require testing of the Building, the Premises, or the Building Land to
          ascertain whether or not there has been any

          Release of Hazardous Substances, and such Release is reasonably determined to be attributable to Tenant, its agents, invitees, suppliers, contractors or employees, Tenant shall be liable to the extent caused by Tenant for all testing, remediation costs including returning the Building, the Premises or the Building Land to their previous conditions, any sums paid for settlement of claims, judgments, and any governmental fines associated, directly or indirectly, with such Release, and Tenant shall indemnify against and hold Landlord harmless therefrom. If such Release is reasonably determined NOT to be attributable to Tenant, its agents, invitees, suppliers, contractors or employees, Tenant shall not be liable for any testing, remediation, any sums paid for settlement of claims, judgments, or fines associated therewith, and Landlord shall indemnify against and hold Tenant harmless therefrom. The representations and obligations set forth in this Environmental section shall survive the expiration or earlier termination of this Lease.

     2. Disclosure: Tenant shall timely, completely and properly comply with all federal, state and local reporting requirements relating to the use, storage, transportation and disposal of hazardous material including bio-hazardous waste, and Tenant shall deliver a copy of all such reports to Landlord with current copies of all material safety data sheets which Tenant is or may be required to keep for the Premises under state law.

     3. Landlord's Work: Landlord shall not be obligated to make any improvements to the Premises except that Landlord agrees to assume the total cost of constructing a demising wall in Suite 203 as shown on Exhibit "B"
attached hereto.

     4. Right to Renew:

          A. Provided Tenant is not in default of any of the terms, conditions or covenants of this Lease, it is agreed by and between the parties that
     Tenant shall have two (2), five (5) year options to extend the term of the
     Lease requiring a minimum of six (6) months written notice to Landlord. The same terms which apply during the original term shall apply during the extension terms, except that the Base Rent for the extension terms shall be at the then prevailing "Market Rate" for similar space as such term is defined below.

          B. For purposes of this section, "Market Rate" shall be defined as the then fair market net rental value of the Premises, as of the date of commencement of the renewal term, determined in accordance with the provisions set forth below. The fair market net rental value of the
     Premises shall mean the net rental that would be agreed to by Landlord and a new tenant, each of which is willing, but neither of whom is compelled, to enter into the Lease transaction. The fair market net rental value shall be determined on the basis of the assumptions that: (i) the Operating
     Expense base year shall be updated to the first full lease year of the renewal term; and (ii) the fair market net rental value shall be projected to the commencement date of the applicable renewal term. The fair market net rental value to be determined shall not take into account any existing tenant improvements or special uses or rights afforded to the Tenant under the Lease in connection with the Premises except for the additional value attributable to Additional Parking provided to this Tenant in excess of normal building parking ratios, but shall take into account the following factors:

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                    (i) rental for comparable space in "Comparable Buildings"
               (taking into consideration but not limited to use, location, and/or floor level with any applicable building, definition of net rentable area, quality, age and location of the applicable buildings);

                    (ii) the rentable area of the Premises;

                    (iii) the length of the pertinent renewal term;

                    (iv) the extent to which the tenant improvement allowance, rent, credit, moving allowance, space planning allowance, or similar inducements given to Tenant are lesser or greater than that which would have been given to a comparable new tenant in a
               Comparable Building; and

                    (v) the quality and creditworthiness of Tenant.

     For purposes of this Section, "Comparable Buildings" shall mean similar office buildings located within the vicinity of the Building, being of like construction, management and quality.

          C. Arbitration. The Base Rent for any extension term shall be agreed upon by the parties prior to the expiration of the then current term. If the parties cannot agree on the new Base Rent, then each party shall designate an expert, and each expert shall agree on a third expert, all of which must be members in good standing with the Kansas City Metropolitan
     Board of Realtors, or, if no longer in existence, its successor, experienced in valuing rental rates for commercial office space in central
     Kansas City, Missouri. The determination of Market Rate as set forth above, shall be made by the third expert so chosen, whose decision shall be binding on all parties. All costs and expenses for such process shall be split by the parties equally.

     5. Right of First Refusal: Subject to the other tenants' rights and provided Tenant is not then in default of any of the terms or conditions of this
Lease, Tenant shall have a right of first refusal to lease any space in the
Building if it should become vacant, available and offered to a third party for lease. Tenant shall have five (5) business days after receiving such notice from
Landlord that the Available Space is offered to the third party and to notify
Landlord whether or not Tenant will lease the Additional Space based on the terms offered to the third party plus the costs of additional parking at Market
Rate and not at the cost of constructing such additional parking facilities. In the event Tenant elects to lease the Additional Space, the Additional Space shall be added to the Premises and the term of this Lease shall be extended for three (3) years at the then applicable Market Rate from the time Tenant begins paying rent for the Additional Space if said Lease has less than three (3) years remaining in the term. The parties shall execute an amendment to this Lease which incorporates the foregoing terms. If Tenant does not exercise the Right of
First Refusal as herein provided, such right shall terminate with respect to that Additional Space.

     6. Use of Exercise Facility: The Landlord agrees that Tenant may have the right to utilize the exercise facility located on the B-1 Lower Level of the
Building at no cost to Tenant throughout the Lease Term.

                  /S/ ILLEGIBLE
Witness                                     LANDLORD:
        ----------------------------

                                            BELLETOWER PARTNERS, L.L.C.
                  /S/ ILLEGIBLE
Witness
        ----------------------------
                                                         /S/ ILLEGIBLE
                                            By:
                                                --------------------------------

                 /S/ ILLEGIBLE
Witness                                     TENANT:
        ----------------------------

                                            PIONEER FINANCIAL SERVICES, INC.
                 /S/ ILLEGIBLE
Witness
        ----------------------------
                                                         /S/ ILLEGIBLE
                                            By:
                                                --------------------------------

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